EXHIBIT 99.1

Investor Relations

eOn Communications

800-873-3194

investorrelations@eoncc.com

eOn Communications Reports Profitable First Quarter 2005 Results

ATLANTA (December 9, 2004) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of unified voice, e-mail and web-based communications solutions, today reported financial results for the first quarter fiscal 2005. Revenues for the quarter were $6,467,000 compared with $6,183,000 in the 4th quarter of 2004 and $5,039,000 in the same period last year.

Net income for the quarter was $98,000, or $0.01 per common share, compared with a net loss of $400,000, or ($0.03) per common share in the 4th quarter of 2004 and net income of $330,000, or $0.03 per share in the same period last year.

“We continue to be encouraged by our improving performance, and are pleased to announce quarterly profitable results” said David Lee, eOn’s chairman and chief executive officer.

During the quarter the Company secured orders from customers of all target market segments. Some of these customers included Metanet, a provider of outsource contact center services in Korea; 95 Teleweb of Beijing, China, Lexicon Marketing of Los Angeles, CA and from the US Department of Treasury. Follow-on orders were received from long time eOn customers CallTech, Circuit City, the US Coast Guard, Petsmart as well as from distribution partners Northrup Grumman, Frequentis USA, and Professional Teledata.

Lee concluded, “We remain committed to exercising financial discipline and executing our business strategy to deliver continued improvement in revenue and earnings throughout the 2005 fiscal year.”

Conference Call

The Company will host a conference call at 4:45 p.m. EST today, December 9, 2004, to discuss its first quarter fiscal 2005 results. To hear the call, dial (800) 967-7141 or visit our investor relations website at investor.eoncc.com. A replay of the call will be posted to our investor relations website shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a leading provider of unified voice, e-mail and web-based communications systems for customer contact centers and general business applications. eOn helps enterprises communicate more effectively with customers, convert inquiries into sales, and increase customer satisfaction and loyalty. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Statements of Operations (Unaudited)

For the Three Months Ended October 31, 2004 and 2003

(Dollars in thousands, except per share data)

	Three Months Ended October 31,
	2004	2003
Net revenues	$6,467	$5,039
Cost of revenues	3,668	2,100

Gross profit	2,799	2,939
Operating expenses:
Selling, general, and administrative	1,845	1,918
Research and development	866	676

Total operating expenses	2,711	2,594

Income (loss) from operations	88	345
Interest income	(36)	(16)
Interest expense	—	9
Other expense, net	9	22

Income (loss) before income tax and minority interest	115	330

Income tax expense	4	—

Net income (loss) before minority interest	111	330

Minority Interest	13	—

Net Income (loss)	$98	$330

Net income (loss) per common share
Basic and diluted:	$0.01	$0.03

Weighted average shares outstanding:
Basic	12,820	12,231
Diluted	12,913	12,785

eOn Communications Corporation

Balance Sheets

October 31, 2004 and July 31, 2004

(Dollars in thousands)

	October 31, 2004	July 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,552	$4,679
Marketable securities	4,200	4,200
Trade accounts receivable, net – third parties	7,305	6,656
Trade accounts receivable – related parties	566	615
Notes Receivable	390	528
Inventories	2,962	2,733
Other current assets	2,527	1,913

Total current assets	21,502	21,324

Property and equipment, net	885	971

Total	$22,387	$22,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$5,067	$5,431
Trade accounts payable – related parties	2,071	2,049
Note payable – current	768	767
Deferred acquisition payment	1,038	1,078
Accrued expenses and other	2,625	2,284

Total current liabilities	11,569	11,609

Commitments and contingencies	—	—

Minority interest	1,242	1,227

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	54,388	54,369
Treasury stock	(1,502)	(1,502)
Accumulated deficit	(43,323)	(43,421)

Total stockholders’ equity	9,576	9,459

Total	$22,387	$22,295